Exhibit 10.24

POWER OF ATTORNEY

In accordance with the laws and regulations of the People’s Republic of China (PRC), I,                                              , as the shareholder of [49%/51%] equity (Equity) in Shanghai Newegg E-Business Co., Ltd., hereby unconditionally and irrevocably authorize                                                   (Authorized Representative), to handle the transfer of the Equity on my behalf, including but not limited to the following matters:

1.	To sign the equity transfer agreement or other documents required for the transfer of the Equity in accordance with the Statement of Share Transfer attached hereto;

2.	To collect the relevant forms and documents from the administrative departments (including but not limited to the approval authority and the registration authority) in relation to the transfer of the Equity, to fill in and execute such forms and documents, to deliver to the administrative departments the certificates and documents in relation to the transfer of the Equity and to carry out procedures of transfer of the Equity; and

3.	To handle any and all other relevant formalities and activities necessary to effect the time and lawful transfer of the Equity.

The above matters can be delegated to any third party, in whole or in part, by the Authorized Representative.

This Power of Attorney shall be effective upon the signing and shall remain effective and irrevocable for 30 years or until all the Equity is transferred to                                          or                                          (whichever is earlier), notwithstanding my death or any bodily or mental incapacity.